UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 Check the appropriate box:

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Endonovo Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

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ENDONOVO THERAPEUTICS, INC.

6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

Information Concerning the Actions by Written Consent This Information Statement is being furnished to the stockholders of Endonovo Therapeutics, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, for the purpose of informing our stockholders that, on August 13, 2018, our board of directors approved by written consent, and the stockholders holding a majority of the voting power of the Company, also approved by written consent, an amendment of the Articles of Incorporation of the Company to increase the total number of shares of common stock, par value $0.0001 per share (hereinafter, our “Common Stock”), that the Company shall have authority to issue from 500,000,000 shares to 2,500,000,000 shares. Under the laws of the State of Delaware and our bylaws, stockholder action may be taken by written consent without a meeting of the stockholders. The written consent of our board of directors and the written consent of the stockholders holding a majority of the voting power of the Company are sufficient to approve the amendment described above (the “Amendment”). Therefore, no proxies or consents were or are being solicited in connection with the Amendment. After the expiration of the twenty (20) day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the laws of the State of Delaware, we intend to file a Certificate of Amendment to our Articles of Incorporation to effect the Amendment. The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware. Such filing will occur at least twenty (20) days after the Definitive Information Statement is filed with the Securities and Exchange Commission (the “SEC”) and first sent or given to our stockholders.

Record Date. Our board of directors has fixed the close of business on August 24, 2018 (the “Record Date”), as the record date for determining our stockholders who are entitled to receive this Information Statement. Only our stockholders of record as of the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, there were 372,191,312 shares of our Common Stock issued and outstanding. Stockholders as of the Record Date who did not consent to the Amendment are not entitled to dissenters’ rights or appraisal rights in connection with the Amendment under the laws of the State of Delaware or under our bylaws.

Expenses. The cost of preparing and furnishing this Information Statement will be borne by us. We may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held on the Record Date.

Stockholders Sharing an Address We will deliver, or cause to be delivered, only one copy of this Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to promptly deliver, or cause to be promptly delivered, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above. Additional Information Regarding the Amendment

Overview

The Amendment will have the effect of increasing the number of shares of Common Stock that the Company is authorized to issue from 500,000,000 shares to 2,500,000,000 shares.

Purpose

Our board of directors has determined that it is advisable and in the best interest of the Company to increase the number of authorized shares of Common Stock of the Company to have available additional authorized but unissued shares in an amount that is adequate to provide for the needs of the Company. Our board of directors has determined that it is advisable and in the best interest of the Company to increase the number of authorized shares of our Common Stock in order to ensure that the Company will satisfy its obligations under the existing convertible notes issued by the Company. We currently have 372,191,312 shares outstanding and 131,127,528 shares reserved for issuance on conversion of various outstanding securities. Since a lender is entitled to increase his reserves but has elected not to do so, there are actually no shares available for other corporate purposes and the Board does not consider this adequate for general corporate purposes. Most of our outstanding convertible securities have conversion rates based on formulas that fluctuate based on the market price of our common stock and the required reservations therefor may increase in the future if the market price for our common stock decreases. The Company would be required to issue additional shares of our Common Stock upon conversion of such convertible notes and, under certain of those convertible notes, the Company is required to have in reserve certain quantities of authorized but unissued shares of our Common Stock. Generally, with respect to the convertible notes issued by the Company, both the quantity of shares of our Common Stock that the Company would be required to issue upon conversion and the quantity of authorized but unissued shares of our Common Stock that the Company is required to have in reserve increases if the market price of our Common Stock decreases. The newly authorized shares of Common Stock would be available for issuance from time to time as determined by our board of directors for any proper purpose, which may include, without limitation, the issuance of shares in connection with financing or acquisition transactions and other corporate opportunities. We have no present plans for the issuance or reservation of additional shares of common stock other than ongoing private placements and the convertible notes referred to above.

The Company, in the ordinary course of business, considers various possible means and strategies to expand its business, which may include, among other things, possible acquisitions of complementary businesses and other businesses. At the present time, the Company has not entered into any definitive agreement with any person or entity that entails any contemplated merger, consolidation, acquisition or similar business transaction, and there are no assurances that the Company will enter into any such transaction. The increase in the number of authorized shares of Common Stock of the Company as described in this Information Statement is for the purpose of addressing the obligations under existing convertible notes issued by the Company and for other corporate purposes generally, as described in the preceding paragraph, rather for any specific contemplated transaction(s). However, we do not have any present plans or agreements for any other business which would require the issuance of any of the additional shares being authorized.

Certain Risks Associated with the Increase in Authorized Stock

An issuance of additional shares of our Common Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares that are entitled to vote and by increasing the number of votes required to approve a change in control. The ability of our board of directors to issue additional shares of our Common Stock could discourage an attempt by a party to acquire control of the Company. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price of the shares that such an attempt could cause. Moreover, the issuance of additional shares of our Common Stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally. Although the Amendment could, under certain circumstances, have an anti-takeover effect, the Amendment was neither proposed nor approved in response to any effort of which we are aware to obtain or change control of the Company, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	any director or officer of the Company;

●	any proposed nominee for election as a director of the Company; and

●	any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose any action described herein.

Security Ownership of Certain Beneficial Owners

The tables below set forth certain information, as of the Record Date, regarding the beneficial ownership of each class of our capital stock by each director and officer of the Company, and all directors and officers of the Company as a group.

Common Stock

Name of Beneficial Owner

Number of Shares Beneficially Owned

Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Ownership

Alan Collier	20,556,123	5.52
Michael Mann	25,659,198	6.89

All officers & directors as a group (2 persons)	46,215,321	12.41

(1) This includes common shares controlled by Mr. Collier

(2) Based on shares of common stock outstanding as of August 14, 2018

Class AA Preferred Stock

Name of Beneficial Owner

Number of Shares Beneficially Owned

Percentage of Class

Directors and Officers

Alan Collier	5,000	100%

All directors and officers, as a group	5,000	100%

Each share of Series AA Preferred votes with the Common Stock and has 100,000 votes. Accordingly, Mr. Collier has an additional 500,000,000 votes in addition to his 20,556,123 common shares and together has an aggregate of 520,556,123 shares equaling 60.4% of the voting power in the Company.

Additional Information About the Company

We file annual, quarterly and other reports with the SEC. The Company’s filings with the SEC are available to the public on the SEC’s website at www.sec.gov and on our corporate website at www.endonovo.com. You may also read and copy, at the SEC’s prescribed rates, any document that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of the Company’s filings with the SEC, at no cost, by writing to us at 6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367 or by contacting us by phone at (800) 489-4774.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors:

Date: August 24, 2018

By:	/s/ Alan Collier
Alan Collier
CEO

APPENDIX A

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION

OF

ENDONOVO THERAPEUTICS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is: Endonovo Therapeutics, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article the First Sentence of Article Fourth thereof and by substituting in lieu of said first sentence of Article Fourth the following new first sentence of Article Fourth:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Billion Five Million (2,505,000,000) shares of which Five Million (5,000,000) shares shall be Preferred Stock, par value $.0001 per share, and Two Billion (2,500,000,000) shall be Common Stock, par value $.0001 per share. The voting power, designations, preferences and relative participating option or other special qualifications, limitations or restrictions are set forth hereinafter:

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on September __, 2018

Alan Collier, CEO